UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On October 20, 2008, Riverview Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits

99.1           News Release of Riverview Bancorp, Inc. dated October 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: October 20, 2008	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)

Exhibit 99.1

News Release Dated October 20, 2008

Contacts: Pat Sheaffer or Ron Wysaske, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Reports Second Quarter Results

Vancouver, WA – October 20, 2008 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported that a $7.2 million addition to its loan loss reserve and a $3.4 million non-cash other than temporary impairment (OTTI) charge on an investment security, generated a net loss of $4.2 million, or $0.39 per diluted share, in the second quarter of fiscal 2009, compared to earnings of $2.4 million, or $0.22 per diluted share, in the second quarter of fiscal 2008.  For the first six months of fiscal 2009, net losses were $3.4 million, or $0.32 per diluted share, compared to earnings of $5.3 million, or $0.47 per diluted share, in the first six months of fiscal 2008.

“Riverview’s underlying business and core fundamentals remain a strength for the Bank, despite the reduced earnings during the quarter,” said Pat Sheaffer, Chairman and CEO.  “During the recent quarter we continued to further expand our customer relationships with solid growth in both loans and deposits.  Our stable net interest margin remains a core strength for the Bank and management has continued to focus on reducing controllable expenses.”

Riverview’s liquidity position remains strong and we continue to maintain capital levels in excess of the well-capitalized regulatory threshold.  In addition to our solid customer base, management has the ability to access many additional sources of liquidity, including additional borrowings from the FHLB, the sale of certain available for sale securities, borrowings at correspondent banks and wholesale markets including brokered deposits.  Currently, the Bank has $200 million of additional liquidity available, or 22.3% of total assets.  The Bank’s actual and required minimum capital amounts and ratios are presented in the following table.

September 30, 2008	Actual		Adequately Captalized		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital	$ 86,301	10.70%	$ 64,527	8.00%	$ 80,659	10.00%
(To Risk-Weighted Assets)
Tier 1 Capital	76,216	9.45%	33,263	4.00%	48,395	6.00%
(To Risk-Weighted Assets)
Tier 1 Capital	76,216	8.86%	34,423	3.00%	43,029	5.00%
(To Adjusted Tangible Assets)

“The decision to increase our loan loss provision was prompted by a number of factors and was primarily a result of current economic conditions, the slowdown in residential real estate sales, an extensive analysis of our loan portfolio, as well as our methodology for determining the level of our allowance for loan losses,” said Sheaffer.  “We believe that strengthening our allowance for loan losses is prudent at this time in light of the continuing weakness in the residential development and housing markets as well as the overall economy.  Timely identification and resolution of problem loans remains a high priority for Riverview and its entire management team.  Riverview’s capital levels and core business fundamentals remain strong and bolstering our allowance for loan losses will position us for continued growth over the long run.”

The investment security for which a non-cash impairment charge has been recognized is a trust preferred pooled security issued by other bank holding companies, is classified as available for sale and has a par value of $5.0 million.  In September 2008, the investment rating of the security was lowered from “A1” to “Baa3” by one rating agency.  Additionally, since June 30, 2008, two of the twenty issuers of the security invoked their original contractual right to defer interest payments and one issuer has defaulted.  However, the tranche of the security held by Riverview continues to pay as agreed.  Although management believes it is possible that all principal and interest will be received, and the Company

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

has the ability and intention to continue to hold the security until there is a recovery in fair value, general market concerns over these and similar types of securities, as well as a lowering of the investment rating for this specific security, has caused the fair value to decline severely enough to warrant an OTTI charge.  Consequently, management chose to book a $3.4 million OTTI charge bringing the value of the security to $1.6 million.  Management does not believe that the recognition of this impairment charge has any other implications for the Company’s business fundamentals or its outlook.

Riverview does not have sub-prime residential real estate in its loan portfolio and does not believe that it has any direct exposure to sub-prime lending in its Mortgage Backed Securities portfolio.  Other than the trust preferred pooled security discussed above, the Company does not have any other investment securities of concern.  Mortgage backed securities totaled $5.3 million, or 0.59% of total assets at September 30, 2008.  Riverview does not have any exposure to Government Sponsored Enterprise (GSE) securities in its investment portfolio.

Credit Quality

Non-performing assets were $22.8 million, or 2.54% of total assets, at September 30, 2008, compared to $23.6 million, or 2.67% of total assets, at June 30, 2008, and $206,000, or 0.03% of total assets, at September 30, 2007.  Total non-performing assets consist of twenty six loans to twenty two borrowers, which includes eight land-acquisition and development loans totaling $15.7 million, three construction loans totaling $1.6 million, two commercial loans totaling $1.2 million and five other real estate mortgage loans totaling $2.7 million.  All of the loans are to borrowers located in Oregon and Washington, with the exception of one land acquisition and development loan totaling $1.4 million to a Washington borrower who has property located in Southern California.  Riverview had $699,000 in other real estate owned (OREO) at the end of September 2008.

“We significantly increased our provision for loan losses to account for higher levels of non-performing loans compared to a year ago,” said Dave Dahlstrom, Executive Vice-President and CCO.  “These problem loans are limited to a few lending relationships and are not a trend in the overall loan portfolio.  We remain focused on reducing the level of our non-performing assets as we continue to work closely with our borrowers to help mitigate losses.”

The allowance for loan losses, including unfunded loan commitments of $286,000, was $16.4 million, or 2.08% of total loans at the end of the second quarter, compared to $13.4 million, or 1.73% of total loans at June 30, 2008 and $9.5 million, or 1.36% of total loans, at September 30, 2007.  “We believe that the allowance for loan losses is adequate and appropriate based on our current analysis of the loan portfolio’s credit quality, current economic conditions, and underlying collateral values,” noted Dahlstrom.  Net loan charge-offs were $4.2 million for the quarter ended September 30, 2008, compared to $330,000 for the previous linked quarter and $66,000 for the second quarter a year ago.

Shareholders’ Equity

Shareholders’ equity was $88.1 million at September 30, 2008, compared to $92.6 million a year ago.  Book value per share was $8.06 at the end of September 2008, compared to $8.42 a year earlier.  Tangible book value per share was $5.65 at quarter-end, compared to $6.01 a year earlier.

Operating Results

Net interest income for the second quarter of fiscal 2009 was $8.6 million, compared to $8.7 million in the second quarter a year ago.  For the first six months of fiscal 2009, net interest income was $17.0 million compared to $17.5 million for the same period in fiscal 2008.  The decline in net interest income is due in part to interest-bearing assets re-pricing down faster than interest-bearing liabilities as the Federal Reserve cut rates over the last 12 months, as well as the increased level of nonperforming assets.  The reversal of interest on loans placed on non-accrual status during the quarter accounted for a four basis point decrease in the quarterly net interest margin.  For the second quarter of fiscal 2009, the net interest margin was 4.18% compared to 4.20% in the previous linked quarter and 4.72% in the second quarter a year ago.  For the first six months of fiscal 2009 the net interest margin was 4.19% compared to 4.78% in the first six months of fiscal 2008.

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

Excluding the impact of the $3.4 million OTTI charge, non-interest income was $2.1 million for the three months ended September 30, 2008, compared to $2.2 million for the same quarter a year ago.  For the first six months of fiscal 2009, total non-interest income was $4.3 million, excluding the impact of the OTTI charge, compared to $4.5 million for the first six months of 2008.  “For the first half of fiscal 2009, fee income from Riverview Asset Management Corp. increased 10.4% compared to the same period a year ago, but was offset by a $518,000 decline in mortgage broker loan fees, reflecting the continued slowdown in the real estate market,” said Ron Wysaske, President and COO.

Non-interest expense improved to $6.7 million in the second quarter of fiscal 2009, compared to $6.8 million in the second quarter of fiscal 2008.  Decreases in salaries and employee benefits of $168,000 were offset by increased FDIC insurance premiums of $138,000.  Riverview’s efficiency ratio, excluding the effects of the non-cash impairment charge, improved slightly to 62.44% for the quarter ended September 30, 2008, compared to 62.61% for the same period in prior year.  Management continues to focus on managing controllable costs.  “We have been able to keep our operating expenses in line in fiscal 2009, even reducing them from year ago levels,” said Wysaske.  “The reduction in net income and earnings per share is mostly attributable to the increased credit cost and the investment security impairment charge.”

Balance Sheet Review

“Our land development and construction portfolios continue to decline as planned,” said Dahlstrom.  “We continue to grow the loan portfolio at a more moderate pace than the double digit growth of the past few years, with the focus of keeping the portfolio in high quality and well-diversified assets.”  Net loans increased 12% to $770 million at September 30, 2008, compared to $687 million a year ago.  Commercial loans accounted for 72% and construction loans accounted for 17% of the total loan portfolio at September 30, 2008, compared to 66% and 23% respectively, a year earlier.

“During the quarter, we further reduced our exposure to real estate construction and shrunk that portfolio to $135 million at quarter-end from $142 million at June 30, 2008 and $162 million at the end of September 2007,” added Dahlstrom. “We should continue to see reductions in our construction portfolio as we focus on other lending opportunities.”

“We have continued to focus on deposit growth by expanding our commercial and retail banking products,” said Wysaske.  “During the second quarter we began offering Certificate of Deposit Registry Service (CDARS™) deposits.  Through the CDARS™ program, our customers can now access FDIC insurance up to $50 million.”  Deposits grew at an annualized rate of 5.1% during the second quarter, increasing $8 million to $637 million at September 30, 2008, compared to $629 million at June 30, 2008.  Transaction accounts represent 56% of all deposits with non-interest checking balances and interest bearing checking balances each representing 13% of total deposits.

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor.  With assets of $896 million, it is the parent company of the 85 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp.  There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers.  The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Financial measures that exclude OTTI charges are non-GAAP measures. To provide investors with a broader understanding of earnings, the Company provided non-GAAP financial measures for non-interest income and the efficiency ratio, along with the GAAP measure of non-interest income and the efficiency ratio, because OTTI charges are not likely to occur in normal operations.  Management believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitor’s results and assist in forecasting performance for future periods because they exclude items we believe to be outside the normal operating results.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives.  These factors include but are not limited to:  RVSB’s ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company’s ability to efficiently manage expenses.  Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
September 30, 2008, March 31, 2008 and September 30, 2007
	September 30,	March 31,	September 30,
(In thousands, except share data) (Unaudited)	2008	2008	2007
ASSETS

Cash (including interest-earning accounts of $11,786, $14,238
and $15,271)	$ 26,214	$ 36,439	$ 36,877
Loans held for sale	773	-	604
Investment securities held to maturity, at amortized cost
(fair value of $536, none and none)	536	-	-
Investment securities available for sale, at fair value
(amortized cost of $9,371, $7,825 and $8,735)	9,473	7,487	8,761
Mortgage-backed securities held to maturity, at amortized
cost (fair value of $701, $892 and $1,039)	698	885	1,027
Mortgage-backed securities available for sale, at fair value
(amortized cost of $4,619, $5,331 and $6,043)	4,567	5,338	5,943
Loans receivable (net of allowance for loan losses of $16,124,
$10,687 and $9,062)	770,391	756,538	687,419
Real estate and other pers. property owned	699	494	74
Prepaid expenses and other assets	6,102	2,679	2,957
Accrued interest receivable	3,280	3,436	3,850
Federal Home Loan Bank stock, at cost	7,350	7,350	7,350
Premises and equipment, net	20,281	21,026	21,336
Deferred income taxes, net	4,442	4,571	4,089
Mortgage servicing rights, net	271	302	332
Goodwill	25,572	25,572	25,572
Core deposit intangible, net	488	556	630
Bank owned life insurance	14,470	14,176	13,893

TOTAL ASSETS	$ 895,607	$ 886,849	$ 820,714

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposit accounts	$ 637,490	$ 667,000	$ 659,785
Accrued expenses and other liabilities	7,675	8,654	8,982
Advance payments by borrowers for taxes and insurance	375	393	376
Federal Home Loan Bank advances	136,660	92,850	33,600
Junior subordinated debentures	22,681	22,681	22,681
Capital lease obligation	2,668	2,686	2,704
Total liabilities	807,549	794,264	728,128

SHAREHOLDERS’ EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
September 30, 2008 – 10,923,773 issued and outstanding;	109	109	110
March 31, 2008 – 10,913,773 issued and outstanding;
September 30, 2007 – 10,996,650 issued and outstanding
Additional paid-in capital	46,846	46,799	47,953
Retained earnings	42,024	46,871	45,629
Unearned shares issued to employee stock ownership trust	(954)	(976)	(1,057)
Accumulated other comprehensive income (loss)	33	(218)	(49)
Total shareholders’ equity	88,058	92,585	92,586

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 895,607	$ 886,849	$ 820,714

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for the Three and Six Months	Three Months Ended		Six Months Ended
Ended September 30, 2008 and 2007	September 30,		September 30,
(In thousands, except share data) (Unaudited)	2008	2007	2008	2007
INTEREST INCOME:
Interest and fees on loans receivable	$ 13,425	$ 14,631	$ 26,749	$ 29,511
Interest on investment securities-taxable	121	140	177	312
Interest on investment securities-non taxable	37	38	69	76
Interest on mortgage-backed securities	55	85	116	176
Other interest and dividends	91	420	184	663
Total interest income	13,729	15,314	27,295	30,738

INTEREST EXPENSE:
Interest on deposits	3,800	6,033	7,906	12,223
Interest on borrowings	1,287	587	2,380	993
Total interest expense	5,087	6,620	10,286	13,216
Net interest income	8,642	8,694	17,009	17,522
Less provision for loan losses	7,200	400	9,950	450

Net interest income after provision for loan losses	1,442	8,294	7,059	17,072

NON-INTEREST INCOME:
Fees and service charges	1,219	1,382	2,429	2,809
Asset management fees	547	513	1,171	1,061
Gain on sale of loans held for sale	81	92	133	183
Impairment of investment security	(3,414)	-	(3,414)	-
Loan servicing income	33	27	61	66
Bank owned life insurance income	148	140	294	279
Other	73	62	195	120
Total non-interest income	(1,313)	2,216	869	4,518

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,740	3,908	7,624	7,876
Occupancy and depreciation	1,251	1,244	2,484	2,546
Data processing	208	208	407	376
Amortization of core deposit intangible	33	38	68	80
Advertising and marketing expense	255	370	436	652
FDIC insurance premium	157	19	271	38
State and local taxes	169	178	344	349
Telecommunications	114	92	238	196
Professional fees	248	172	450	395
Other	533	602	1,053	1,104
Total non-interest expense	6,708	6,831	13,375	13,612

INCOME (LOSS) BEFORE INCOME TAXES	(6,579)	3,679	(5,447)	7,978
PROVISION (CREDIT) FOR INCOME TAXES	(2,381)	1,249	(2,042)	2,709
NET INCOME (LOSS)	$ (4,198)	$ 2,430	$ (3,405)	$ 5,269

Earnings (loss) per common share:
Basic	$ (0.39)	$ 0.22	$ (0.32)	$ 0.47
Diluted	$ (0.39)	$ 0.22	$ (0.32)	$ 0.47
Weighted average number of shares outstanding:
Basic	10,692,838	10,904,464	10,685,459	11,146,813
Diluted	10,695,836	11,026,598	10,698,419	11,275,562

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

					At or for the year
	At or for the six months ended September 30,				ended March 31,
	2008		2007		2008
FINANCIAL CONDITION DATA	(Dollars in thousands)
Average interest–earning assets		$ 811,443		$ 732,999		$ 751,023
Average interest-bearing liabilities		705,142		621,295		643,265
Net average earning assets		106,301		111,704		107,758
Non-performing assets		22,770		206		8,171
Non-performing loans		22,071		132		7,677
Allowance for loan losses		16,124		9,062		10,687
Allowance for loan losses and unfunded loan
commitments		16,410		9,484		11,024
Average interest-earning assets to average
interest-bearing liabilities		115.08%		117.98%		116.75%
Allowance for loan losses to
non-performing loans		73.06%		6,865.15%		139.21%
Allowance for loan losses to total loans		2.05%		1.30%		1.39%
Allowance for loan losses and
unfunded loan commitments to total loans		2.08%		1.36%		1.44%
Non-performing loans to total loans		2.80%		0.02%		1.00%
Non-performing assets to total assets		2.54%		0.03%		0.92%
Shareholders’ equity to assets		9.83%		11.28%		10.44%
Number of banking facilities		20		19		20

LOAN DATA
Commercial and construction	Sept, 30, 2008		Sept, 30, 2007		March 31, 2008
Commercial	$ 123,569	15.71%	$ 90,515	13.00%	$ 109,585	14.28%
Other real estate mortgage	442,482	56.26%	367,380	52.75%	429,422	55.97%
Real estate construction	134,930	17.16%	162,429	23.32%	148,631	19.37%
Total commercial and construction	700,981	89.13%	620,324	89.07%	687,638	89.62%
Consumer
Real estate one-to-four family	82,062	10.43%	71,725	10.30%	75,922	9.90%
Other installment	3,472	0.44%	4,432	0.63%	3,665	0.48%
Total consumer	85,534	10.87%	76,157	10.93%	79,587	10.38%

Total loans	786,515	100.00%	696,481	100.00%	767,225	100.00%

Less:
Allowance for loan losses	16,124		9,062		10,687
Loans receivable, net	$ 770,391		$ 687,419		$ 756,538

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE

		Other		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
September 30, 2008	(Dollars in thousands)
Commercial	$ 123,569	$ -	$ -	$ 123,569
Commercial construction	-	-	50,925	50,925
Office buildings	-	83,168	-	83,168
Warehouse/industrial	-	41,501	-	41,501
Retail/shopping centers/strip malls	-	81,007	-	81,007
Assisted living facilities	-	30,553	-	30,553
Single purpose facilities	-	79,307	-	79,307
Land	-	99,668	-	99,668
Multi-family	-	27,278	-	27,278
One-to-four family	-	-	84,005	84,005
Total	$ 123,569	$ 442,482	$ 134,930	$ 700,981

March 31, 2008
Commercial	$ 109,585	$ -	$ -	$ 109,585
Commercial construction	-	-	55,277	55,277
Office buildings	-	88,106	-	88,106
Warehouse/industrial	-	39,903	-	39,903
Retail/shopping centers/strip malls	-	70,510	-	70,510
Assisted living facilities	-	28,072	-	28,072
Single purpose facilities	-	65,756	-	65,756
Land	-	108,030	-	108,030
Multi-family	-	29,045	-	29,045
One-to-four family	-	-	93,354	93,354
Total	$ 109,585	$ 429,422	$ 148,631	$ 687,638

					At the year
	At the six months ended September 30,				ended March 31,
	2008		2007		2008
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$ 80,266	12.59%	$ 132,340	20.06%	$ 102,489	15.37%
Regular savings	27,528	4.32%	27,408	4.15%	27,401	4.11%
Money market deposit accounts	166,834	26.17%	235,091	35.63%	189,309	28.38%
Non-interest checking	83,555	13.11%	85,492	12.96%	82,121	12.31%
Certificates of deposit	279,307	43.81%	179,454	27.20%	265,680	39.83%
Total deposits	$ 637,490	100.00%	$ 659,785	100.00%	$ 667,000	100.00%

RVSB Second Quarter Fiscal 2009 Results
October 20, 2008

	At or for the three		At or for the six
	months ended September 30,		months ended September 30,
SELECTED OPERATING DATA	2008	2007	2008	2007
	(Dollars in thousands, except share data)
Efficiency ratio (4)	91.53%	62.61%	74.81%	61.76%
Efficiency ratio net of intangible amortization	90.61%	61.98%	74.10%	61.15%
Coverage ratio (6)	128.83%	127.27%	127.17%	128.72%
Coverage ratio net of intangible amortization	129.46%	127.98%	127.82%	129.49%
Return on average assets (1)	-1.86%	1.19%	-0.77%	1.29%
Return on average equity (1)	-17.66%	9.98%	-7.17%	10.58%
Average rate earned on interest-earned assets	6.63%	8.31%	6.72%	8.37%
Average rate paid on interest-bearing liabilities	2.84%	4.22%	2.91%	4.24%
Spread (7)	3.79%	4.09%	3.81%	4.13%
Net interest margin	4.18%	4.72%	4.19%	4.78%

PER SHARE DATA
Basic earnings per share (2)	$ (0.39)	$ 0.22	$ (0.32)	$ 0.47
Diluted earnings per share (3)	(0.39)	0.22	(0.32)	0.47
Book value per share (5)	8.06	8.42	8.06	8.42
Tangible book value per share (5)	5.65	6.01	5.65	6.01
Market price per share:
High for the period	$ 7.38	$ 15.73	$ 9.79	$ 16.28
Low for the period	4.52	13.30	4.52	13.30
Close for period end	5.96	14.85	5.96	14.85
Cash dividends declared per share	0.045	0.110	0.135	0.220

Average number of shares outstanding:
Basic (2)	10,692,838	10,904,464	10,685,459	11,146,813
Diluted (3)	10,695,836	11,026,598	10,698,419	11,275,562

(1)	Amounts are annualized.
(2)	Amounts calculated exclude ESOP shares not committed to be released.
(3)	Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

# # #